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                                                            Date:  July 24, 1996

    To:  THE BANK OF TOKYO-MITSUBISHI, LIMITED

                                      GUARANTEE

The maximum amount guaranteed     Five Hundred Million Japanese Yen
The term of this guarantee        Valid Until August 21, 1997


    In regard to any and all obligations the Principal presently owes and/or may owe your Bank as a result of transactions at any time until the date set forth above provided for in Article I of the Agreement on Bank Transactions which the Principal separately executed and delivered to your Bank, the Guarantor shall be jointly and severally liable with the Principal for the performance of all such obligations to the extent of the maximum amount set forth above, and the Guarantor hereby agrees to abide by the terms and conditions of the said Agreement on Bank Transactions as well as the terms set forth below with regard to the performance of any such obligations:
    1. Even if your Bank changes or releases the security or other guarantees at your Bank's convenience, the Guarantor shall not claim exemption from the obligations.
    2. The Guarantor shall not effect a setoff by any of the Principal's deposits or credits with your Bank.
    3. If and when the Guarantor performs any obligations of this guarantee, the Guarantor shall not exercise any rights obtained from your Bank by subrogation without the prior approval of your Bank so long as transactions between the Principal and your Bank continue. Upon your Bank's demand, the Guarantor shall assign such rights and priority to your Bank without compensation.
    4. In cases in which the Guarantor has given or gives in the future any other guarantee in regard to any of the Principal's obligations to your Bank, the total amount of the obligations guaranteed shall, unless otherwise agreed, be the aggregate of such guarantees, and this guarantee shall not affect any such other guarantees.

         The Principal: Signature:

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Revenue                 Full Name:
 Stamp
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                        Address:

         The Guarantor: Signature:  /s/ William J. Wall

                        Full Name:  William J. Wall

                        Address:  81 Vista Montana
                                  San Jose, CA 95134

(All questions that may arise within or without courts of law in regard to the meaning of the words, provisions and stipulations of this Agreement shall be decided in accordance with the Japanese text.)